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                                                                    EXHIBIT 10.8


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                             BIG DOG HOLDINGS, INC.

                             1997 STOCK OPTION PLAN

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     1.   ESTABLISHMENT.  Big Dog Holdings, Inc., a Delaware corporation, hereby establishes its 1997 Stock Option Plan.

     2. PURPOSE. The Plan is designed to enable the Company to attract, retain and motivate persons who may be expected to contribute to the success of the Company by providing for or increasing the proprietary interests of such persons in the Company, and thereby provide an incentive to such persons to increase the profitability and success of the Company.

     3.   DEFINITIONS.

          a.   Company:  Big Dog Holdings, Inc.

          b.   Plan:  This 1997 Stock Option Plan.

          c.   Board:  The Board of Directors of the Company.

          d.   Stock:  Shares of the Common Stock of the Company, subject to
     Section 12 hereof.

          e. Eligible Person: Any directors, officers and employees of the Company or any majority-owned subsidiary, any consultant or advisor to the Company or any majority-owned subsidiary and any other person whom the Board determines may be expected to contribute to the success of the Company.

          f. Optionee: A person to whom an Option has been or is to be granted.

          g. Date of Grant: The date on which the Board completes the corporate action constituting authorization of an Option.

          h.   Option:  A right granted under the Plan to purchase Stock.

          i. Exercise Price: The price at which Stock may be purchased on exercise of an Option.

          j. Option Agreement. The agreement, in form determined by the Board, that each Optionee shall execute in regard to the grant of Options.


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          k.   Termination of Employment:  An Optionee shall cease to be
     employed by or associated with the Company or its subsidiaries or affiliates for any reason, or no reason, with or without cause, including voluntary or involuntary termination, death or disability.

          l. IPO Date. The closing date of an underwritten initial public offering of Common Stock of the Company pursuant to a registration statement filed under the Act.

          m.   The Act.  The Securities Act of 1933 and any successor thereto.

     4. ADMINISTRATION. The Plan shall be administered by the Board. The interpretation and construction by the Board of any provision of the Plan or of any Option Agreement shall be final and binding upon Optionees. No member of the Board shall be liable for any action or determination made in good faith.

          Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion to select the Eligible Persons to be granted an Option, to grant such Option, and to determine the number of shares to be subject thereto, the Exercise Price, the terms of exercise, the expiration date, and such other terms and provisions thereof as it may authorize, each of which terms may be different for each Option.

     5.   STOCK SUBJECT TO THE PLAN.  Subject to the adjustments provided in section 12 hereof, the aggregate number of shares of Stock which may be subject to Options granted hereunder shall be 200,000 shares. Shares of Stock subject to the unexercised portions of any Option which expires or terminates or is canceled shall again become available for purposes of the Plan. Shares of stock deliverable upon exercise of any Option granted hereunder may be authorized and unissued Stock or previously outstanding Stock which has been reacquired by the Company. No Option shall be exercisable except in respect of whole shares of Stock.

     6. DURATION OF PLAN. Options may be granted as provided in the Plan at such time or times as may be determined by the Board, but any such grants much be made at or prior to the close of business on the tenth anniversary date of the effective date of the Plan. All Options outstanding on that date may thereafter be exercised in accordance with their respective terms.

     7. OPTION PAYMENT. Payment for Stock purchased upon exercise of an Option shall be made in full in cash or by check, bank draft, or postal or express money order payable, or other instrument acceptable to the Board, and, if the applicable Option Agreement so provides, an Optionee may deliver the following in order to satisfy in whole or in part the Exercise Price: (i) Stock that the Optionee has previously acquired or (ii) a promissory note having such terms as the Board shall, in its discretion, establish.


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     8.   OPTION EXERCISE PRICE. Subject to the general limitations of the Plan, and with the consent of the Optionee, the Board may make any adjustment in the Exercise Price, the number of shares subject to, or the term of an Option by cancellation of an outstanding Option and a subsequent regranting of an Option, or by amendment or substitution of an outstanding Option. An Option which has been so amended, substituted or regranted may have a higher or lower Exercise Price, cover a greater or lesser number of shares of Stock, or have a longer or shorter term than the Option it replaced.

     9. EXERCISE OF OPTIONS. All Options shall be subject to the condition that they may not be exercised until after the IPO Date. The Board shall have full authority, in its discretion, to prescribe in any Option Agreement any addition vesting and other conditions to which the exercise of an Option shall be subject and events upon which an Option shall or may be canceled. An Optionee shall not have the rights of a shareholder with respect to the shares covered by an Option until such shares are issued. The Board may amend any existing Option Agreement to accelerate the time or times that the subject Option becomes exercisable.

     10.  TERMINATION OF OPTIONS.

          a. Prior to the IPO Date, if the Termination of Employment of an Optionee occurs, all Options then held by such Optionee may be canceled by the Board.

          b. On or after the IPO Date, if the Termination of Employment of an Optionee occurs, for a period of three months after the Termination of Employment such Optionee (or in the event of the death of the Optionee, his or her representative) may exercise all Options that were held and were exercisable at the time of the Termination of Employment, and all other Options may be cancelled by the Board.

     11. NONTRANSFERABILITY OF OPTIONS. Options may not be transferred, assigned or pledged ("Transferred") by an Optionee. In the event an Optionee shall attempt to Transfer any Options or any Options shall be involuntarily Transferred (including pursuant to a bankruptcy or insolvency proceeding, a divorce or separation proceeding, a writ of attachment garnishment, or any similar proceeding), such Options shall be deemed to be automatically terminated.

     12. ADJUSTMENTS. If outstanding shares of the Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split or similar transaction, an appropriate and proportionate adjustment shall be made to change the maximum number or type of shares or securities as to which Options may be granted under the Plan and to change the number or type of shares or securities allocated to unexercised Options. Any such adjustment in outstanding Options shall be made without change in the aggregate Exercise Price applicable to the unexercised portion of such Options, but a corresponding adjustment in the Exercise Price for each


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share or other unit of any security covered by the Option shall be made.
Adjustments under this Section 12 shall be made by the Board, and its determinations as to what adjustments shall be made, and the extent thereof, shall be final and binding.

     13.  TRANSACTIONS TERMINATING THE PLAN AND THE OPTIONS.
Upon the dissolution or liquidation of the Company, upon a reorganization, merger or consolidation of the Company in which the Company is not the surviving corporation or as a result of which the outstanding shares of Stock are exchanged or converted into cash or property or securities not issued by the Company, or upon a sale of substantially all of the stock or assets of the Company (a "Terminating Transaction"), the Plan may be terminated by the Board. Upon a Terminating Transaction, the Board may also terminate all Options or may agree with the surviving or successor corporation or other acquiror that the Options shall be assumed by such acquiror, with appropriate adjustments as to the numbers and types of shares and prices (as determined in the discretion of the Board). If the Options are to be terminated pursuant to the foregoing sentence, Optionees shall have the right, during a period immediately prior to the consummation of the Terminating Transaction as the Board shall designate, to exercise the unexercised portion of their Options that are then exercisable (other than due to the fact that the IPO Date has not occurred) on the condition that the Optionees agree to participate in and/or vote for the Terminating Transaction on the terms agreed to by the Board. In connection with such a Terminating Transaction, the Board may also, but shall not be required to, provide for the exercise, on an accelerated basis, of or payment for some or all of the then outstanding Options which would otherwise not then be exercisable due to factors other than that the IPO Date has not occurred.

     14. GOVERNMENT AND OTHER REGULATIONS. The Company shall not be required to issue any shares of Stock upon the exercise of any Option unless and until any then applicable requirements of federal and state securities laws and any exchanges or trading systems upon which the Stock may be listed or quotes shall have been fully complied with. Upon the exercise of an Option at a time when there is not in effect a registration statement under the Act relating to the shares of Stock issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a) (3) of the Act, or, if Company counsel determines that it is advisable in order to ensure that the Stock may be issued without registration or qualification, the Company may require as a condition to the issuance of the Stock that (i) the Optionee represent and warrant to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, (ii) any certificates issued upon exercise of an Option bear appropriate legends setting forth the restrictions on transfer of such shares and (iii) the Optionee execute and deliver such other agreements and instruments as Company counsel shall require. Optionees may also be required to conform to any agreement of the Company with underwriters.


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     15.  WITHHOLDING TAXES.  Whenever shares of Stock are to be issued upon exercise of an Option, the Company, in its discretion, may require the Optionee to (i) remit to the Company, all or any part of any amount determined in its discretion by the Company to be sufficient to satisfy federal, state and local withholding tax requirements or (ii) withhold such amounts from future wages.

     16. AMENDMENT AND TERMINATION OF THE PLAN. The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall, without the consent of the Optionee, materially adversely alter the economic terms applicable to the Options granted to such Optionee.

     17. EFFECTIVENESS OF THE PLAN. The effective date of the Plan is January 31, 1997.


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